EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated March 24, 1998 (and to all references to our Firm as they relate to F&G Mechanical Corp. and affiliate) included in this Registration Statement of Comfort Systems USA, Inc. on Form S-1, relating to the combined financial statements of F&G Mechanical Corp. & Affiliate as of December 31, 1997, and for the year then ended.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.
Port Chester, New York
June 9, 1998